UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02. Unregistered Sale of Equity Securities.

Accuride Corporation (the “Company”) issued 993,968 shares of its common stock (the “Exchange Shares”) in two separate exchanges on December 22nd and 29th for an aggregate of $4,172,628 aggregate principal amount of the Company’s 7.5% Senior Convertible Notes due 2020 (the “Convertible Notes”). The Company did not receive any cash proceeds in the exchanges. The Exchange Shares were issued in transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof, on the basis that the exchange constituted an exchange with existing holders of the Company’s securities and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting such exchanges. After completion of the exchanges, approximately $407 aggregate principal amount of Convertible Notes remains outstanding.

Item 8.01. Other Events.

On December 22, 2010, the Company’s common stock began trading on New York Stock Exchange under the symbol “ACW.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	December 29, 2010	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel